Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2022, with respect to the consolidated financial statements of Plug Power Inc., incorporated herein by reference.

/s/ KPMG LLP

Albany, New York

August 29, 2023